EXHIBIT 99.1

Image Entertainment Reports Revenue Growth of 41% to $28.6 Million for Fiscal Second Quarter 2005; Revenue for First Six Months Increased 55% to $55 Million

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Nov. 11, 2004--Image
Entertainment, Inc. (Nasdaq:DISK):

    -- Second Quarter Net Earnings of $1,215,000 or $.06 Per Share Versus a Net Loss of ($1,034,000) or ($.06) Per Share a Year Ago; Company Raises Revenue Guidance for Remainder of Fiscal Year 2005

    Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of exclusive DVD programming in North America, today reported financial results for its fiscal 2005 second quarter and six months ended September 30, 2004. The financial results below exclude that of Image's wholly owned subsidiary, DVDPlanet, Inc., whose assets were sold in September 2003, and reflect only the continuing operations of the Company. DVDPlanet's financial results are reflected as discontinued operations for all periods reported.

    Fiscal Second Quarter Financial Highlights

    -- Q2 2005 revenues from continuing operations increased to $28.6 million, up 40.6% from Q2 2004.

    -- Q2 2005 domestic revenues increased to $27.1 million, up 48.3% from Q2 2004.

    -- Q2 2005 international and broadcast revenues decreased to $1.5 million, down 28.2% from Q2 2004.

    -- Q2 2005 gross margins, net of amortization of production costs, increased to 25.6%, up from 22.2% from Q2 2004.

    -- Q2 2005 earnings from continuing operations were $.06 per share, compared to a ($.00) loss per share in Q2 2004.

    -- Q2 2005 net earnings were $.06 per share, compared to a ($.06) net loss per share in Q2 2004.

    Fiscal Second Quarter 2005 Compared to Fiscal Second Quarter 2004

    Consolidated net revenues for the second quarter ended September 30, 2004, increased 40.6% to $28,556,000, from $20,316,000 for the same quarter last year. Net domestic revenues increased 48.3% to $27,084,000 for the September 2004 quarter, from $18,267,000 for the September 2003 quarter. The increase was primarily attributable to strong revenue performance from new exclusive DVD releases, comparatively strong sales of previously released DVD and CD programming, as well as expanding relationships with some of our retailers. Net international and broadcast revenues decreased 28.2% to $1,472,000 for the September 2004 quarter, from $2,049,000 for the same quarter last year. The decrease was primarily due to lower royalty revenues reported by our international sublicensees.
    The Company is now classifying production cost amortization as a component of cost of sales, and therefore a reduction to gross profit margins, for all periods presented. The Company previously amortized production costs as a separate line item within operating costs and expenses. Because the Company discloses programming production costs as a component of inventory, the Company believes it is more meaningful to classify the related expense of these costs as a component of cost of sales.
    Gross profit margins, which are now disclosed net of amortization of production costs, were 25.6% for the September 2004 quarter, up from 22.2% for the same quarter last year. Amortization of production costs included in cost of sales for the September 2004 quarter were 3.5% of net revenues, down from 4.8% for the September 2003 quarter.
    Earnings from continuing operations after tax were $1,215,000, or $.06 per diluted share, compared to a loss of ($35,000), or ($.00) per diluted share, in the same quarter a year ago. The loss from discontinued operations for the September 2003 quarter was ($999,000) or ($.06) per diluted share, net of an income tax benefit. Net earnings were $1,215,000, or $.06 per diluted share, for the September 2004 quarter, compared to a net loss of ($1,034,000), or ($.06) per diluted share, for the September 2003 quarter.

    Six Months Ended September 30, 2004 Compared to Six Months Ended September 30, 2003

    Consolidated net revenues for the six months ended September 30, 2004, increased 55.3% to $55,097,000, from $35,480,000 for the same period last year. Net domestic revenues for the six months ended September 30, 2004, increased 59.7% to $52,441,000, from $32,830,000 for the same period last year. Net international and broadcast revenues for the six months ended September 30, 2004 were $2,656,000, comparable to $2,650,000 for the six months ended September 30, 2003.
    Gross profit margins for the six months ended September 30, 2004 were 24.9%, up from 20.9% for the prior year period. Amortization of production costs included in cost of sales for the six months ended September 30, 2004 were 3.7% of net revenues, down from 5.6% for the 2003 period.
    Earnings from continuing operations before income taxes were $2,155,000 for the six months ended September 30, 2004, compared to a loss from continuing operations before tax of ($1,456,000) for the same period last year.
    Earnings from continuing operations for the six months ended September 30, 2004, after tax were $2,105,000, or $.11 per diluted share, compared to a loss of ($928,000), or ($.05) per diluted share, for the same period in the prior year. The loss from discontinued operations for the six months ended September 30, 2003 was ($1,300,000), or ($.07) per diluted share, net of an income tax benefit (including a pretax loss on sale of ($699,000)). Net earnings for the six months ended September 30, 2004, were $2,105,000, or $.11 per diluted share, compared to a net loss of ($2,228,000), or ($.12) per diluted share, for the six months ended September, 30, 2003.
    Martin W. Greenwald, the President and Chief Executive Officer of Image, commented, "I am very pleased to announce another strong quarter for the Company, where we saw solid revenue growth and leverage in our operating model. Our management team has worked hard in their respective areas, and we will continue to take full advantage of all of our opportunities. Reporting our third consecutive quarter of revenue growth and profitability is extremely gratifying, and we remain optimistic as we enter our historically strong holiday and post-holiday quarters in the second half of our fiscal year."
    Mr. Greenwald concluded, "During the quarter we furthered our commitment to content ownership by signing a feature film agreement with ContentFilm. We also signed a multi-year DVD sublicense agreement with Digital Site for the Japanese marketplace, extending the international reach of our programming. Lastly, we significantly increased our revolving line of credit with Wells Fargo Foothill, which will allow us greater financial flexibility as we continue expanding our core business of licensing and producing exclusive programming."

    Fiscal Year 2005 Guidance Update

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially. Please see below for complete disclosure.
    The Company has increased its previously disclosed revenue guidance. The Company believes that revenue growth for the year will be between 26% and 32%, which if realized would result in fiscal 2005 net revenue ranging between $107 and $112 million. The Company has not provided specific earnings guidance but continues to anticipate that it will report earnings for fiscal 2005.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, November 11, at 4:30 p.m. ET to review the second quarter financial results as well as other corporate events. Jeff Framer, CFO, and David Borshell, COO, will be on-line to discuss these results and take part in a Q & A session. The call can be accessed by dialing 877-502-9274 and requesting to join the conference call by stating the confirmation code 941020, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial (913) 981-5584.
    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 941020. International participants please dial (719) 457-0820 using the same passcode.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America with more than 2,600 exclusive DVD titles in domestic release and approximately 300 programs internationally via sublicense agreements. The Company also has exclusive audio, broadcast, video on demand, streaming video, and download rights for many of its exclusive properties. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information on Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release may contain forward-looking statements which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward- looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 September 30, 2004 and March 31, 2004


                                ASSETS

(In thousands)                                      September   March
                                                       30,       31,
                                                      2004      2004
                                                    --------- --------
Current assets:
   Cash                                               $1,908     $540
   Accounts receivable, net of allowances of
       $8,733 - September 30, 2004;
       $7,413 - March 31, 2004                        26,264   21,742
   Inventories                                        16,408   13,725
   Royalty and distribution fee advances               7,972    7,540
   Prepaid expenses and other assets                   1,047      887
                                                    --------- --------
   Total current assets                               53,599   44,434
                                                    --------- --------
Noncurrent inventories, principally production costs   2,495    2,604
Noncurrent royalty and distribution advances          11,190   11,037
Property, equipment and improvements, net              7,219    5,782
Other assets                                             185      275
                                                    --------- --------
                                                     $74,688  $64,132
                                                    ========= ========

                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 September 30, 2004 and March 31, 2004


                 LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)                   September   March
                                                       30,       31,
                                                      2004      2004
                                                    --------- --------
Current liabilities:
   Accounts payable                                   $9,659   $8,124
   Accrued liabilities                                 3,402    2,472
   Accrued royalties and distribution fees            13,328    9,255
   Accrued music publishing fees                       5,004    5,196
   Deferred revenue                                    3,298    3,360
   Revolving credit and term loan facility            13,101   10,218
   Current portion of long-term debt                   1,464    1,592
   Current portion of capital lease obligations          235      247
                                                    --------- --------
   Total current liabilities                          49,491   40,464
                                                    --------- --------
Long-term debt, less current portion                     668    1,224
Capital lease obligations, less current portion           --      109
                                                    --------- --------
Total liabilities                                     50,159   41,797
                                                    --------- --------

Shareholders' equity:
   Preferred stock, $1 par value, 3,366,000 shares
    authorized; none issued and outstanding               --       --
   Common stock, no par value, 30,000,000 shares
    authorized; 18,279,000 and 18,268,000 issued and
    outstanding at September 30, 2004 and March 31,
    2004, respectively                                33,231   33,142
   Additional paid-in capital                          3,774    3,774
   Accumulated deficit                               (12,476) (14,581)
                                                    --------- --------
Net shareholders' equity                              24,529   22,335
                                                    --------- --------
                                                     $74,688  $64,132
                                                    ========= ========

                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

        For the Three Months Ended September 30, 2004 and 2003

(In thousands, except per share data)      2004           2003
                                        -------------- --------------
NET REVENUES                            $28,556 100.0% $20,316 100.0%
                                        -------------- --------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                         21,250  74.4   15,798  77.8
   Selling expenses                       2,253   7.9    1,446   7.1
   General and administrative expenses    3,576  12.5    3,015  14.8
                                        -------------- --------------
                                         27,079  94.8   20,259  99.7
                                        -------------- --------------
EARNINGS FROM OPERATIONS                  1,477   5.2       57   0.3
OTHER EXPENSES (INCOME):
   Interest expense                         240   0.8      216   1.1
   Other                                     (7)  0.0     (104) (0.5)
                                        -------------- --------------
                                            233   0.8      112   0.6
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES           1,244   4.4      (55) (0.3)
INCOME TAX EXPENSE (BENEFIT)                 29   0.1      (20) (0.1)
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                               1,215   4.3      (35) (0.2)
                                        -------------- --------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
    retail distribution segment (less
    tax benefit of $310 in 2003)             --    --     (552) (2.7)
   Loss on sale of retail distribution
    segment (less tax benefit of $252 in
    2003)                                    --    --     (447) (2.2)
                                        -------------- --------------
LOSS FROM DISCONTINUED OPERATIONS            --    --     (999) (4.9)
                                        -------------- --------------
NET EARNINGS (LOSS)                      $1,215   4.3% $(1,034) (5.1)%
                                        ============== ==============
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic           $.07          $(.00)
   Continuing operations - diluted          .06           (.00)
   Discontinued operations - basic and
    diluted                                  --           (.06)
                                        --------       --------
   Net earnings (loss) - basic             $.07          $(.06)
                                        --------       --------
   Net earnings (loss) - diluted           $.06          $(.06)
                                        ========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 18,278         18,248
                                        ========       ========
   Diluted                               18,697         18,248
                                        ========       ========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Six Months Ended September 30, 2004 and 2003


(In thousands, except per share data)      2004           2003
                                        -------------- --------------
NET REVENUES                            $55,097 100.0% $35,480 100.0%
                                        -------------- --------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                         41,365  75.1   28,063  79.1
   Selling expenses                       4,133   7.5    2,674   7.5
   General and administrative expenses    7,013  12.7    5,986  16.9
                                        -------------- --------------
                                         52,511  95.3   36,723 103.5
                                        -------------- --------------
EARNINGS (LOSS) FROM OPERATIONS           2,586   4.7   (1,243) (3.5)
OTHER EXPENSES (INCOME):
   Interest expense                         444   0.8      392   1.1
   Other                                    (13)  0.0     (179) (0.5)
                                        -------------- --------------
                                            431   0.8      213   0.6
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES           2,155   3.9   (1,456) (4.1)
INCOME TAX EXPENSE (BENEFIT)                 50   0.1     (528) (1.5)
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                               2,105   3.8     (928) (2.6)
                                        -------------- --------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
    retail distribution segment (less
    tax benefit of $480 in 2003)             --    --     (853) (2.4)
   Loss on sale of retail distribution
    segment (less applicable income tax
    benefit of $252 in 2003)                 --    --     (447) (1.3)
                                        -------------- --------------
LOSS FROM DISCONTINUED OPERATIONS            --    --   (1,300) (3.7)
                                        -------------- --------------
NET EARNINGS (LOSS)                      $2,105   3.8% $(2,228) (6.3)%
                                        ============== ==============
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic           $.12          $(.05)
   Continuing operations - diluted          .11           (.05)
   Discontinued operations - basic and
    diluted                                  --           (.07)
                                        --------       --------
   Net earnings (loss) - basic             $.12          $(.12)
                                        --------       --------
   Net earnings (loss) - diluted           $.11          $(.12)
                                        ========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 18,273         18,237
                                        ========       ========
   Diluted                               18,615         18,237
                                        ========       ========


    CONTACT: Image Contact:
             Jeff Framer, 818.407.9100 ext. 299
             jframer@image-entertainment.com
               or
             Investor Relations:
             MKR Group, LLC
             Charles Messman or Marie Dagresto, 818.556.3700 ir@mkr-group.com